PROFESSIONALLY MANAGED PORTFOLIOS

on behalf of the funds managed by DSM Capital Partners, LLC MULTIPLE CLASS PLAN

    Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), this Multiple Class Plan (the “Plan”) sets forth the method for allocating fees and expenses among each class of shares (each a “Class” and collectively, the “Classes”) in the Funds  listed  on  Appendix A  (the  “Funds”),  a  separate  portfolio  of  Professionally  Managed Portfolios (the “Trust”).  In addition, the Plan sets forth the maximum initial sales charges, contingent deferred sales charges (“CDSCs”), Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Funds.

    The  Trust  is  an  open-end  series  investment  company  registered  under  the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. The Trust hereby elects to offer multiple classes of shares of the Funds pursuant to the provisions of Rule 18f-3 and the Plan.   Appendix A, as it may be amended from time to time, lists each Fund that has approved the Plan and the classes of such Funds.

    SECTION 1.  Rights and Obligations.  Except as set forth herein, all Classes of shares issued by the Funds shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations, and terms and conditions.   The only differences among the various Classes of shares relate solely to the following:   (a) each Class may be subject to different Class expenses and sales charges as discussed  under  Section 3  of  this  Plan;  (b) each  Class  may  bear  a  different  identifying designation; (c) each Class has exclusive voting rights with respect to matters solely affecting such  Class;  (d) each  Class  may  have  different  redemption  or  exchange  fees  and  exchange privileges; and (e) each Class may provide for the automatic conversion of that Class into another Class.

    SECTION 2.  Class Arrangements.  The following summarizes the maximum initial sales charges, CDSCs, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to a particular class of shares of the Funds.   Appendix A sets forth the actual sales charges, Rule 12b-1 fees and shareholder  servicing  fees  of  each  class  of  shares  of  each  Fund.    Additional  details  and restrictions regarding such fees and services are set forth in the Funds’ current Prospectus and Statement of Additional Information.  Each Fund may offer any or all of the following Classes of shares:

(a)           Institutional Class Shares.

1.   Maximum Initial Sales Charge:  None

2.   Contingent Deferred Sales Charge: None

3.   Maximum Annual Rule 12b-1 Distribution Fee: None.

4.   Maximum Annual Shareholder Servicing Fee: None.

5.   Conversion Features:  None.

6.   Exchange Privileges:  None.

7.   Redemption Fees: None.

(b)           Investor Class Shares.

1.   Maximum Initial Sales Charge:  None.

2.   Contingent Deferred Sales Charge: None.

3.   Maximum Annual Rule 12b-1 Distribution Fee: 0.25%

4.   Maximum Annual Shareholder Servicing Fee: None.

5.
Conversion Features:   Subject to the Adviser’s approval, if investors currently holding Investor Shares meet the criteria for eligible investors and would like to convert to Institutional Shares, there are no tax consequences, and investors are not subject to any redemption/exchange fees.

6.   Exchange Privileges:  None.

7.   Redemption Fees: None.

    SECTION 3. Allocation of Expenses.

(a)           Class Expenses.  Each Class of shares may be subject to different Class expenses (collectively, “Class Expenses”) consisting of:

1.   Front-end sales charges or CDSCs;

2.   Rule 12b-1 plan distribution fees and shareholder servicing fees, if applicable to a particular Class;

3.   Transfer agency and other recordkeeping costs to the extent allocated to a particular Class;

4.   SEC and blue sky registration fees incurred separately by a particular Class;

5.   Litigation or other legal expenses relating solely to a particular Class;

6.	Printing and postage expenses related to the preparation and distribution ofClass specific materials such as shareholder reports, prospectuses and proxies to shareholders of a particular Class;

7.   Expenses of administrative personnel and services as required to support the shareholders of a particular Class;

8.   Audit or accounting fees or expenses relating solely to a particular Class;

9.   Trustee fees and expenses incurred as a result of issues relating solely to a particular Class; and

10. Any  other  expenses  subsequently  identified  that  should  be  properly allocated to a particular Class, which shall be approved by the Board of Trustees.

    (b)       Other Expenses.  Except for the Class Expenses discussed above (which will be allocated to the appropriate Class), all expenses incurred by the Funds will be allocated to all Classes of shares on the basis of the net asset value of each Class to the net asset value of the Trust or the Funds, as the case may be.   Excess expenses created by the imposition of an operating expense limit on one or more Classes shall be considered general Fund expenses.

    (c)       Waivers and Reimbursements of Expenses.   The Fund’s investment adviser and any provider of services to the Funds may waive or reimburse the expenses of a particular Class or Classes; provided, however, that such waiver shall not result in cross- subsidization between Classes.

    SECTION 4.  Allocation  of  Income.    The  Funds  will  allocate  income  and realized and unrealized capital gains and losses based on the relative net assets of each Class of shares.

    SECTION 5.  Exchange Privileges.  Currently, there are no exchange privileges.

    SECTION 6.  Conversions.     Currently,  subject  to  the  Adviser’s  approval, investors holding Investor Shares must meet the criteria for eligible investors and like to convert to Institutional Shares.   There is no conversion feature from Institutional Shares.   Any implementation of a conversion feature is subject to the continuing availability of a ruling or regulations of the Internal Revenue Service (“IRS”), or of an opinion of counsel or tax adviser, stating that the conversion of one Class of shares to another does not constitute a taxable event under federal income tax law.  The conversion feature may be suspended if such a ruling, regulation or opinion is not available.

    SECTION 7.  Board Review.  The Board of Trustees of the Trust shall review the Plan as it deems necessary.  Prior to any material amendment(s) to the Plan with respect to any of the Fund’s shares, the Trust’s Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Funds individually and the Funds as a whole.  In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted by the Board of Trustees: August 3, 2009 and amended March 2, 2012

APPENDIX A

MULTIPLE CLASS PLAN

PROFESSIONALLY MANAGED PORTFOLIOS
on behalf of the funds managed by

DSM Capital Partners, LLC

FUND	Maximum Initial Sales Charge	Maximum CDSC	Maximum 12b-1 Fee	Maximum Shareholder Servicing Fee	Redemption Fees*
DSM LARGE CAP GROWTH FUND
Institutional Shares	None	None	None	None	1.00%
Investor Shares	None	None	0.25%	None	1.00%

DSM GLOBAL GROWTH FUND
Institutional Shares	None	None	None	None	1.00%
Investor Shares	None	None	0.25%	None	1.00%

DSM SMALL-MID CAP GROWTH FUND
Institutional Shares	None	None	None	None	1.00%
Investor Shares	None	None	0.25%	None	1.00%

* Redemption fees are imposed if purchases are redeemed within 30 days, subject to any exceptions as described in the Prospectus.

Appendix last updated and Approved by the Board of Trustees:  March 1, 2013

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